Exhibit 99.01

US DISTRICT COURT RULES IN FAVOR OF NEURALSTEM IN PATENT INFRINGEMENT CASE

GERMANTOWN, MD, July 23, 2015 -- Neuralstem, Inc. (Nasdaq: CUR), a biopharmaceutical company using neural stem cell technology to develop small molecule and cell therapy treatments for central nervous system diseases, announced that the U.S. District Court for the District of Maryland dismissed StemCells, Inc.’s patent infringement case with prejudice in StemCells, Inc. v. Neuralstem, Inc. in favor of Neuralstem, on July 22, 2015.

The District Court held a bench trial on the issue of standing in December of 2014. In its 29-page Memorandum Opinion, the U.S. District Court for the District of Maryland ruled that a third-party scientist is a co-owner and co-inventor of the patents-in-suit. As a result, StemCells, Inc. lacked standing on its own to bring its patent infringement claims against Neuralstem, Inc. and the case was dismissed with prejudice.

About Neuralstem

Neuralstem's patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are under development for the potential treatment of central nervous system diseases and conditions.

Neuralstem’s ability to generate human neural stem cell lines for chemical screening has led to the discovery and patenting of compounds that Neuralstem believes may stimulate the brain's capacity to generate neurons, potentially reversing pathologies associated with certain central nervous system (CNS) conditions. The company has completed Phase Ia and Ib trials evaluating NSI-189, its first neurogenic small molecule product candidate, for the treatment of major depressive disorder (MDD), and is expecting to initiate a Phase II study for MDD and a Phase Ib study for cognitive deficit in schizophrenia in 2015.

Neuralstem’s first stem cell product candidate, NSI-566, a spinal cord-derived neural stem cell line, is under development for treatment of amyotrophic lateral sclerosis (ALS). Neuralstem has completed two clinical studies, in a total of thirty patients, that met primary safety endpoints. In addition to ALS, NSI-566 is also in a Phase I trial in chronic spinal cord injury at UC San Diego School of Medicine, as well as in clinical development to treat ischemic stroke.

Neuralstem’s next generation stem cell product, NSI-532.IGF, consists of human cortex-derived neural stem cells that have been engineered to secrete human insulin-like growth factor 1 (IGF-1). In animal data presented at the Congress of Neurological Surgeons 2014 Annual Meeting, the cells rescued spatial learning and memory deficits in an animal model of Alzheimer’s disease.

For more information, please visit www.neuralstem.com or connect with us on Twitter, Facebook and LinkedIn

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2014, Form 10-Q for the period ended March 31, 2015, and in other reports filed with the SEC.

# # #

Contact:

Neuralstem – Investor Relations:

Danielle Spangler
301.366.1481

Planet Communications - Media Relations:

Deanne Eagle
917.837.5866

MDC Group - Investor Relations:

Susan Roush
747.222.7012

David Castaneda
414.351.9758